Exhibit 99.1

NEWS RELEASE

	Contacts:	Robert D. Hardy, CFO
U.S. Concrete, Inc.
713-499-6200

FOR IMMEDIATE RELEASE		Jack Lascar, Partner
Lisa Elliott, SVP
DRG&E / 713-529-6600

U.S. CONCRETE UPDATES FOURTH QUARTER EXPECTATIONS

AND ANNOUNCES 2005 EARNINGS GUIDANCE

•	Expects to report approximately $24 million of free cash flow for 2004

•	Moody’s upgrades liquidity rating to SGL-2

•	Completes two tuck-in acquisitions

•	Provides earnings guidance of $0.36 to $0.43 per diluted share for 2005

HOUSTON, TEXAS – February 3, 2005 – U.S. Concrete, Inc. (NASDAQ: RMIX) today announced that fourth quarter 2004 results are expected to be approximately break-even to a slight profit per diluted share, which is below the low end of the Company’s previously issued guidance of $0.09 per diluted share. Final fourth quarter results remain subject to management completing its customary year-end closing procedures and completion of an audit by the Company’s independent accounting firm. The Company expects to release fourth quarter and full year 2004 results near the end of February 2005, and will announce its earnings release and conference call schedule for those results shortly.

U.S. Concrete’s Chief Operating Officer, Michael W. Harlan, said, “As discussed on our third quarter conference call, we experienced unusually wet weather conditions in October throughout several of our markets, particularly Northern California, which is traditionally our strongest shipping month. At that time, our strong backlog of business gave every indication that our customers would accelerate production during the remainder of the fourth quarter to make up for lost ground prior to the onset of winter. However, the lower than expected volume during October was compounded by more poor weather during December, primarily in our Northern California market, which prevented us from making up any significant ground before the end of the year. As compared to the fourth quarter of 2003, this year’s fourth quarter ready-mixed concrete volumes were down about 102,000 yards, or 7.8%. We estimate that this volume shortfall, combined with lower productivity, negatively impacted our profitability during the quarter by at least $0.05 per diluted share.”

Robert D. Hardy, Chief Financial Officer, added, “In addition to the unfavorable weather conditions we encountered during the quarter, results were also affected by a non-cash asset impairment charge, an unexpected increase in insurance expense related to self-insured workers compensation and higher than expected medical claims. We estimate these items reduced our fourth quarter results by approximately $0.06 per share. Despite the lower results for the fourth quarter of 2004, we expect to report record free cash flow of approximately $24 million generated for the full year 2004. In a related development, Moody’s Investors Service announced last week that it upgraded U.S. Concrete’s liquidity rating from SGL-3 to SGL-2 based on the Company’s steadily improving cash and liquidity position following its refinancing in the first quarter of 2004.”

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential effect of any mergers, acquisitions or other business combinations or divestitures that may be completed after the date of this press release.

Based on the current state of its business and the level of backlog, the Company expects 2005 revenues to range between $530 million and $545 million and earnings per diluted share of $0.36 to $0.43. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is expected to be in the range of approximately $47 million to $52 million in 2005. Capital expenditures for 2005 are expected to approximate $17 million.

“We continue to make progress on strengthening the foundation of our business,” said U.S. Concrete’s Chief Executive Officer, Eugene P. Martineau. “We enter 2005 with the expectation that we will experience profitable growth across our regions. On average, fourth quarter 2004 ready-mixed concrete prices were up approximately 4 percent over the third quarter of 2004, and we have announced additional price increases in all of our markets effective January 1, 2005. The extent to which we realize benefits from price increases depends on market conditions and whether they exceed raw material and other cost increases.”

TUCK-IN ACQUISITIONS

The Company also announced that it has completed the acquisition of two companies. These transactions include the December 2004 acquisition of substantially all the assets of Riefkohl Contracting, which sells and installs precast concrete manholes in the Phoenix, Arizona market, and the January 2005 acquisition of the ready-mixed concrete assets of Knoxville, Tennessee based Adams Redi-Mix.

Riefkohl Contracting is being integrated into U.S. Concrete’s existing precast concrete products operation in Phoenix, and will expand its precast manhole installation business in that market. Adams Redi-Mix expands U.S. Concrete’s presence in the Knoxville market, and is being integrated into its existing ready-mixed concrete operation in that market. On a combined basis, these two companies generated approximately $4 million in revenue in 2003.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release uses the non-GAAP financial measures “free cash flow” and “EBITDA.” The Company defines free cash flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. The Company considers free cash flow to be an important indicator of its ability to service debt and generate cash for acquisitions and other strategic investments. The expected free cash flow used in this release of approximately $24 million in 2004 is calculated as follows: net cash provided by operations (estimated to be approximately $34 million), less capital expenditures for property, plant and equipment, net of disposals (estimated to be approximately $10 million).

The Company defines EBITDA as net income (loss) plus the provision for income taxes, net interest expense and noncash impairments, depreciation, depletion and amortization. The Company has included EBITDA in this press release because it is widely used by investors for valuation and comparing the Company’s financial performance with the performance of other building material companies. The Company also uses EBITDA to monitor and compare the financial performance of its operations. EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report. The expected EBITDA used in this release of approximately $47 million to $52 million in 2005 is calculated as follows: net income (estimated to be approximately $10 million to $13 million), plus the provision for income taxes (estimated to be approximately $6 million to $9 million), net interest expense (estimated to be approximately $17 million) and noncash impairments, depreciation, depletion and amortization (estimated to be approximately $13 million to $14 million). Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, cash flow from operations as determined in accordance with GAAP. All amounts provided above in this section have been rounded to the nearest million-dollar amount.

U.S. Concrete provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 92 fixed and seven portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2004, these facilities produced approximately 5.1 million cubic yards of ready-mixed concrete, 5.3 million eight-inch equivalent block units and 1.1 million tons of aggregates. For more information on U.S. Concrete visit http://www.us-concrete.com

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: expected free cash flow for the full year 2004, and estimated net cash provided by operations and capital expenditures for property, plant and equipment, net of disposals, for the full year 2004; expected EBITDA for the full year 2005, and estimated net income, income taxes, net interest expense and noncash impairments, depreciation, depletion and amortization for the full year 2005; expected earnings per share for the fourth quarter of 2004; expected capital expenditures, revenues and earnings per share for full year 2005; expected profitable growth across the Company’s regions in 2005; and the expected schedule to release results for the fourth quarter and full year 2004. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Company’s subsequent Quarterly Reports on Form 10-Q.

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